Exhibit 23.3

CONSENT OF WRIGHT & COMPANY, INC.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Range Resources Corporation, and in any related prospectus, of the use of the name Wright & Company, Inc. and the incorporation by reference from the Range Resources Corporation Annual Report on Form 10-K for the year ended December 31, 2018 of information from our report dated January 8, 2019, prepared for Range Resources Corporation.

WRIGHT & COMPANY, INC.

TX Firm Registration No. F-12302

By:  /s/ D. Randall Wright

D. Randall Wright, President

Brentwood, Tennessee

August 21, 2019